EXHIBIT 99.1

Investor Contact: R. John Pindred
(920) 429-7039
Media Contact: John Vigeland
(920) 429-4132

ShopKo Stores, Inc. Reports Second Quarter Results

(Business Outlook Updated)

GREEN BAY, WIS. (August 21, 2003) ShopKo Stores, Inc., (NYSE: SKO) today announced financial results for the second quarter and first half ended August 2, 2003. Diluted earnings per share for the second quarter were $0.26 compared with earnings per share of $0.25 last year. Net income for the second quarter was $7.7 million compared with net income of $7.2 million last year.

Consolidated sales for the second quarter were $764.7 million compared with $783.4 million last year. Consolidated comparable store sales for the second quarter decreased 2.2 percent. Three Pamida division stores were closed during the second quarter.

Commenting on the quarter, ShopKo Stores, Inc. President and Chief Executive Officer Sam Duncan said, "Sales results reflected the challenging retail environment experienced during the second quarter. While ShopKo division sales were soft, inventory remained well managed. We are pleased with the improving sales and profitability trends at Pamida."

Duncan concluded, "We have many promising initiatives underway that I believe will position the company for improved performance. In addition to the remodels taking place in both divisions and two Pamida store openings in September, other merchandising and operations changes are in progress."

Consolidated gross margin as a percent of sales for the second quarter was 26.4 percent compared with 25.5 percent last year. This improvement is primarily attributable to reduced shrinkage and an accounting change (EITF No. 02-16) adopted in the first quarter.

Consolidated selling, general and administrative expenses (SG&A) as a percent of sales for the second quarter were 21.1 percent compared with 20.1 percent last year. The SG&A increase was primarily attributable to the accounting change, which resulted in a reclassification of certain vendor allowances from expense to cost of goods sold, and sales deleveraging.

Other Factors

Interest expense was $10.6 million compared with $12.8 million last year, a reduction of $2.2 million, due primarily to lower debt. Debt was reduced by $114.5 million from the second quarter of 2002.

As announced earlier this week, the company recently completed an amendment and four-year extension of its $450.0 million senior secured revolving credit agreement.

The effective tax rate was 39.7 percent for the quarter.

First Half 2003

For the first half, consolidated sales were $1,472.6 million compared with $1,512.1 million last year. Net income was $6.6 million compared with last year's net income of $7.7 million, before the cumulative effect of an accounting change related to the adoption of SFAS No. 142 in fiscal 2002. Diluted earnings per share were $0.23 compared with earnings of $0.26 before the cumulative effect of adopting SFAS No. 142.

Capital Update

Capital expenditures were $11.1 million and $14.0 million for the second quarter and first half, respectively. During the quarter, the company completed the remodeling of eleven Pamida stores, began remodeling two ShopKo stores, prepared to open two new Pamida stores, and announced the test of a freestanding drug store concept called ShopKo Express Rx™ .. Capital expenditures for 2003 are now expected to be in the range of $60.0 million to $70.0 million, a reduction from earlier estimates of $70.0 million to $80.0 million for the year.

Third Quarter/Fiscal 2003 Business Outlook

The company expects consolidated comparable store sales for the third quarter ending November 1, 2003 to be in the negative low single digit range. Earnings per share for the third quarter are expected to be in the range of breakeven to a loss of $0.05 per share.

For the fiscal year ending January 31, 2004, the company expects consolidated comparable store sales to be in the negative low single digit range, and earnings per share to be at the low end of the previously provided range of $1.40 to $1.50.

Second Quarter Conference Call Arrangements

ShopKo Stores, Inc. will host a conference call and real-time webcast August 21, 2003, at 10:30 a.m. Central Daylight Time (CDT) to discuss second quarter results and fiscal 2003 business outlook. Participants may access the conference by dialing 1-800-860-2442 and asking for the ShopKo Stores, Inc. conference call. The webcast will be archived for two weeks at www.shopko.com.

The call will be rebroadcast immediately following the call through August 29, 2003. The replay can be accessed by dialing 1-877-344-7529 or 412-858-1440. When prompted for an account number dial 171#, then dial 1 for the recorded conference. When prompted for the conference number dial 322957#, then press 1 to begin the playback.

ShopKo Stores, Inc., a Fortune 500 company headquartered in Green Bay, Wis., is a customer-driven retailer of quality goods and services in two distinct market environments. The company operates 359 stores in 23 states throughout the Midwest, Western Mountain and Pacific Northwest. One hundred forty one multi-department ShopKo stores are located in mid-sized to larger cities and 218 convenient one-stop Pamida stores provide Hometown Values to customers in smaller communities of rural America. For more information about ShopKo or Pamida visit our website at www.shopko.com.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding expected sales, earnings per share, capital expenditure plans and other financial results. Such statements are subject to important factors which could cause ShopKo's actual results to differ materially from those anticipated by the forward-looking statements including those referenced in ShopKo's current Annual Report on Form 10-K or as may be described from time to time in ShopKo's subsequent SEC filings; and such factors are incorporated by reference.

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Consolidated Sales Summary (dollars in millions)

Second Quarter
Business Segment	05/04/03- 08/02/03 (13 weeks)	05/05/02- 08/03/02 (13 weeks)	Change Total***	Change Comp** (13 weeks vs. 13 weeks)
ShopKo	$558.8	$583.3	(4.2)%	(4.2)%
Pamida*	205.9	200.1	2.9%	3.7%
Consolidated	$764.7	$783.4	(2.4)%	(2.2)%

*For all periods presented, total retail sales are exclusive of layaway sales.

**Comparable store sales represent sales of those stores open during both fiscal years.

***Pamida division total sales variance relative to comparable store sales reflects sales from five closed locations which were not replaced.

ShopKo Stores, Inc. and Subsidiaries
Consolidated Statements of Operations
Second Quarter and Year to Date

	13 Weeks		13 Weeks	26 Weeks	26 Weeks
	Ended		Ended	Ended	Ended
	August 2,		August 3,	August 2,	August 3,
(In thousands, except per share data)	2003		2002	2003	2002

Revenues:
Net sales	$764,692		$783,369	$1,472,609	$1,512,133
Licensed department rentals and other income	3,240		3,199	6,287	6,323
	767,932		786,568	1,478,896	1,518,456
Costs and expenses:
Cost of sales	562,960		583,902	1,088,214	1,127,741

Gross margin	201,732		199,467	384,395	384,392

Selling, general and administrative expenses	161,010		157,233	316,931	310,514
Depreciation and amortization expenses	20,608		20,707	41,579	41,609
	181,618		177,940	358,510	352,123

Income from operations	23,354		24,726	32,172	38,592
Interest expense - net	10,581		12,784	21,216	25,870

Earnings before income taxes and accounting change	12,773		11,942	10,956	12,722
Provision for income taxes	5,074		4,737	4,352	5,045

Earnings before accounting change	7,699		7,205	6,604	7,677

Cumulative effect of accounting change	-		-	-	(186,052)

Net earnings (loss)	$7,699		$7,205	$6,604	$(178,375)
	========		========	======	========

Basic earnings (loss) per share of common stock:
Earnings before cumulative effect of accounting change	$0.27		$0.25	$0.23	$0.27
Cumulative effect of accounting change	-		-	-	(6.47)
Net earnings (loss)	$0.27		$0.25	$0.23	$(6.20)
	========		========	======	========
Diluted earnings (loss) per share of common stock:
Earnings before cumulative effect of accounting change	$0.26		$0.25	$0.23	$0.26
Cumulative effect of accounting change	-		-	-	(6.36)
Net earnings (loss)	$0.26		$0.25	$0.23	$(6.10)
	========		========	======	========
Weighted average number of common
shares outstanding - basic	28,975		28,803	28,953	28,768

Weighted average number of common
shares outstanding - diluted	29,249		29,320	29,202	29,265

ShopKo Stores, Inc. and Subsidiaries
Consolidated Statements of Operations
Percents of Sales
Second Quarter and Year to Date

	13 Weeks		13 Weeks	26 Weeks	26 Weeks
	Ended		Ended	Ended	Ended
	August 2,		August 3,	August 2,	August 3,
	2003		2002	2003	2002

Revenues:
Net sales	100.0		100.0	100.0	100.0
Licensed department rentals and other income	0.4		0.4	0.4	0.4
	100.4		100.4	100.4	100.4
Costs and expenses:
Cost of sales	73.6		74.5	73.9	74.6

Gross margin	26.4		25.5	26.1	25.4

Selling, general and administrative expenses	21.1		20.1	21.5	20.5
Depreciation and amortization expenses	2.7		2.6	2.8	2.8
	23.8		22.7	24.3	23.3

Income from operations	3.1		3.2	2.2	2.6
Interest expense - net	1.4		1.6	1.4	1.7

Earnings before income taxes and accounting change	1.7		1.5	0.7	0.8
Provision for income taxes	0.7		0.6	0.3	0.3

Earnings before accounting change	1.0		0.9	0.4	0.5
	========		======	========	========

ShopKo Stores, Inc. and Subsidiaries
Business Segment Information
Second Quarter and Year to Date

	13 Weeks		13 Weeks	26 Weeks	26 Weeks
	Ended		Ended	Ended	Ended
	August 2,		August 3,	August 2,	August 3,
(Dollars in thousands)	2003		2002	2003	2002

ShopKo Retail Segment
Net sales	$558,810	$	583,283	$1,089,337	$1,135,753
Licensed department rentals and other income	2,877		2,847	5,623	5,623
	561,687		586,130	1,094,960	1,141,376
Costs and expenses:
Cost of sales	411,556		434,335	805,640	843,761

Gross Margin	147,254		148,948	283,697	291,992

Selling, general and administrative expenses	110,607		108,081	219,003	213,645
Depreciation and amortization expenses	14,666		15,080	29,646	30,283
	125,273		123,161	248,649	243,928

Income from operations	$24,858	$	28,634	$40,671	$53,687
	======		======	======	======

Pamida Retail Segment
Net sales	$205,882	$	200,086	$383,272	$376,380
Licensed department rentals and other income	363		352	664	700
	206,245		200,438	383,936	377,080
Costs and expenses:
Cost of sales	151,404		149,567	282,574	283,980

Gross Margin	54,478		50,519	100,698	92,400

Selling, general and administrative expenses	42,745		41,682	84,794	81,145
Depreciation and amortization expenses	5,792		5,481	11,636	10,983
	48,537		47,163	96,430	92,128

Income from operations	$6,304	$	3,708	$4,932	$972
	======		======	======	======

Corporate Segment

Net sales	$-	$	-	$-	$-
Licensed department rentals and other income	-		-	-	-
	-		-	-	-
Costs and expenses:
Selling, general and administrative expenses	7,658		7,470	13,134	15,724
Depreciation and amortization expenses	150		146	297	343
	7,808		7,616	13,431	16,067

Loss from operations	$(7,808)	$	(7,616)	$(13,431)	$(16,067)
	======		======	======	======

Consolidated
Income from operations	$23,354	$	24,726	$32,172	$38,592
	======		======	======	======

ShopKo Stores, Inc. and Subsidiaries
Business Segment Information
Percents of Sales
Second Quarter and Year to Date

	13 Weeks		13 Weeks	26 Weeks	26 Weeks
	Ended		Ended	Ended	Ended
	August 2,		August 3,	August 2,	August 3,
	2003		2002	2003	2002

ShopKo Retail Segment
Net sales	100.0		100.0	100.0	100.0
Licensed department rentals and other income	0.5		0.5	0.5	0.5
	100.5		100.5	100.5	100.5
Costs and expenses:
Cost of sales	73.6		74.5	74.0	74.3

Gross Margin	26.4		25.5	26.0	25.7

Selling, general and administrative expenses	19.8		18.5	20.1	18.8
Depreciation and amortization expenses	2.6		2.6	2.7	2.7
	22.5		21.1	22.8	21.5

Income from operations	4.4		4.9	3.7	4.7
	======		======	======	======

	13 Weeks		13 Weeks	26 Weeks	26 Weeks
	Ended		Ended	Ended	Ended
	August 2,		August 3,	August 2,	August 3,
	2003		2002	2003	2002
Pamida Retail Segment
Net sales	100.0		100.0	100.0	100.0
Licensed department rentals and other income	0.2		0.2	0.2	0.2
	100.2		100.2	100.2	100.2
Costs and expenses:
Cost of sales	73.5		74.8	73.7	75.5

Gross Margin	26.5		25.2	26.3	24.5

Selling, general and administrative expenses	20.8		20.8	22.1	21.6
Depreciation and amortization expenses	2.8		2.7	3.0	2.9
	23.5		23.6	25.2	24.5

Income from operations	3.1		1.9	1.3	0.3
	======		======	======	======

Consolidated
Income from operations	3.1		3.2	2.2	2.6
	======		======	======	======

ShopKo Stores, Inc. and Subsidiaries
Consolidated Condensed Balance Sheets
(In thousands)

		August 2,	August 3,
		2003	2002

Cash and cash equivalents		$36,507	$35,869
Receivables, less allowances		48,744	53,680
Merchandise inventories		585,141	611,192
Other current assets		11,528	23,373
Total current assets		681,920	724,114

Other assets and deferred charges		10,970	10,974
Intangible assets		20,389	22,715
Net property and equipment		780,651	841,129
Total assets		$1,493,930	$1,598,932
		========	========

Short-term debt		$53,159	$30,853
Accounts payable - trade		250,988	281,683
Accrued liabilities		191,031	198,557
Current portion of long-term obligations		94,343	7,621
Total current liabilities		589,521	518,714

Long-term obligations		309,214	532,744
Other long-term obligations		16,157	4,370
Deferred income taxes		23,201	29,811
Shareholders' equity		555,837	513,293
Total liabilities and shareholders' equity		$1,493,930	$1,598,932
		========	========